Exhibit 4.1

Execution Version

OLD NATIONAL BANCORP

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Second Indenture Supplement

Dated as of August 15, 2014 to

INDENTURE

Dated as of July 23, 1997

$175,000,000

4.125% Senior Notes due 2024

SECOND INDENTURE SUPPLEMENT

SECOND INDENTURE SUPPLEMENT (the “Second Indenture Supplement”), dated as of August 15, 2014, between OLD NATIONAL BANCORP, an Indiana corporation (herein referred to as the “Company,” which term includes its successors and assigns as provided in the Indenture hereinafter referred to), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (as successor to Bank One, NA), as trustee (herein referred to as the “Trustee,” which term includes its successors in trust thereunder as provided in the Indenture) under an Indenture, dated as of July 23, 1997, between the Company and the Trustee (the “Indenture”).

RECITALS

WHEREAS, the Indenture provides for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series;

WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

WHEREAS, the Company has duly authorized the issuance of up to $175,000,000 aggregate principal amount of 4.125% Senior Notes due 2024 (the “Notes”), a new series of Securities;

WHEREAS, the Company, has duly authorized the execution and delivery of this Second Indenture Supplement to supplement and amend in certain respects the Indenture insofar as it will apply to the Notes; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Second Indenture Supplement a valid agreement of the Company, in accordance with their and its terms.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this Second Indenture Supplement, have the meanings therein defined.

SECTION 1.2 Unless the context otherwise requires, the terms defined in this Second Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this Second Indenture Supplement, have the meanings herein defined.

SECTION 1.3 The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Second Indenture Supplement.

SECTION 1.4 Notwithstanding anything in the Indenture to the contrary, the following terms have the meanings given to them in this Section 1.4:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authentication Order” means a written order of the Company, signed by two officers of the Company, directing the Trustee to authenticate the Notes for original issue.

“Consolidated Assets” means all assets owned directly by the Company or indirectly by the Company through any Subsidiary and reflected on the Company’s consolidated balance sheet prepared in accordance with GAAP.

“Definitive Notes” means Notes that are in the form of the Note attached hereto as Exhibit A-2.

“Event of Default” has the meaning specified in Section 4.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of the Indenture, as supplemented by this Second Indenture Supplement.

“Global Notes” means Notes that are in the form of the Note attached hereto as Exhibit A-1.

“Material Subsidiary” means Old National Bank and any successor thereof.

“Voting Stock” means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

ARTICLE II

THE NOTES

SECTION 2.1 Designation of Notes; Establishment of Form.

(a) General. There shall be a series of Securities designated “4.125% Senior Notes due 2024” of the Company (the “Notes”). The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 and Exhibit A-2 which are incorporated into and shall be deemed a part hereof. The Stated Maturity of the Notes shall be August 15, 2024. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part hereof and the Company and the Trustee, by their execution and delivery of this Second Indenture Supplement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, as supplemented by this Second Indenture Supplement, the provisions of the Indenture, as supplemented by this Second Indenture Supplement shall govern and be controlling.

(b) Global Notes. The Notes shall be issued initially in the form of one or more Global Notes. Each Global Note issued hereunder shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.3 hereof and shall be made on the records of the Trustee and the Depositary.

Each Global Note shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture, as supplemented by this Second Indenture Supplement, with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

(d) Legends. Each Note shall bear the applicable legends substantially in the form set forth in Exhibit A-1 or Exhibit A-2 hereto, as applicable.

SECTION 2.2 Amount.

The Notes shall be issued in an initial aggregate principal amount of $175,000,000; provided, however, that the Company may, without the consent of the Holders of Outstanding Notes, increase the principal amount of Notes then Outstanding by issuing additional Notes (“Additional Notes”) in the future on the same terms and conditions (including, without limitation, the right to receive accrued and unpaid interest), except for differences in the issue price and issue date of the Additional Notes, and with the same CUSIP number as the Notes then Outstanding. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Any Additional Notes would rank equally and ratably with the Notes then Outstanding and shall be treated as a single series for all purposes hereunder and under the Indenture. From and after the issue date of any Additional Notes, any reference herein to “Notes” shall include such Additional Notes.

SECTION 2.3 Transfer and Exchange.

(a) Except as otherwise may be specified in this Section 2.3 and the Notes, Section 305 of the Indenture shall be applicable to the Notes.

(b) Transfer and Exchange of Global Notes. A Global Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days,

(ii) the Company determines that the Notes are no longer to be represented by Global Notes and so notifies the Trustee, or

(iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depositary or its participant(s) has requested the issuance of Definitive Notes.

Any Global Note exchanged pursuant to clause (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of the Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall instruct the Trustee in writing and shall bear such legends as provided herein. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 304 and Section 306 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.3 or Section 304 or 306 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.3(b); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(c) hereof.

Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(c) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the Applicable Procedures and this Section 2.3.

(d) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Security Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(e) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Authentication Order, a new Global Note in the appropriate principal amount.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges of Notes, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 303 of the Indenture or upon receipt of a written request of the Security Registrar.

(ii) The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

(iii) Any Security Registrar of the Notes appointed pursuant to Section 305 of the Indenture shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Security Registrar of Notes upon transfer or exchange of Notes.

(iv) No Security Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

SECTION 2.4 CUSIP Numbers. The Company may issue the Notes with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.5 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.6 No Sinking Fund; No Redemption. The Notes are not subject to redemption by the Company prior to the Stated Maturity Date or to repayment at the option of the Holder before that date, and are not entitled to any sinking fund.

ARTICLE III

COVENANTS

SECTION 3.1 Sections 1007 and 1008 of the Indenture are, with respect to the Notes, superseded in their entirety by Sections 3.2 and 3.3 hereof.

SECTION 3.2 Ownership of Material Subsidiary Stock. So long as any of the Notes are Outstanding, but subject to the provisions of Article Eight of the Indenture, the Company:

(a) will not, nor will it permit the Material Subsidiary to, directly or indirectly, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary, nor will the Company permit the Material Subsidiary to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary if, in each case, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary; and

(b) will not permit the Material Subsidiary to:

(i) merge or consolidate with or into any corporation or other Person, unless the Company is the surviving corporation or Person, or unless, upon consummation of the merger or consolidation, the Company will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding Voting Stock; or

(ii) lease, sell, assign or transfer all or substantially all of its properties and assets to any Person (other than the Company), unless, upon such sale, assignment or transfer, the Company will own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of that Person.

Notwithstanding the foregoing, any such sale, assignment or transfer of securities, any such merger or consolidation or any such lease, sale, assignment or transfer of properties and assets shall not be prohibited if: (A) required by law, such lease, sale, assignment or transfer of securities is made to any Person for the purpose of the qualification of such Person to serve as a director; (B) such lease, sale, assignment or transfer of securities is made by the Company or any of its Subsidiaries acting in a fiduciary capacity for any Person other than the Company or any Subsidiary; (C) made in connection with the consolidation of the Company with or the sale, lease or conveyance of all or substantially all of the assets of the Company to, or merger of the Company with or into any other Person (as to which Article Eight of the Indenture shall apply); (D) required by any law or any rule, regulation or order of any governmental agency or authority; or (E) required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by the Company, directly or indirectly, through purchase of stock or assets, merger, consolidation or otherwise, of any Person; provided, that, in the case of (E) only, after giving effect to such disposition and acquisition, (y) at least 80% of the issued and outstanding Voting Stock of such Person will be owned, directly or indirectly, by the Company and (z) the Consolidated Assets of the Company will be at least equal to 70% of the Consolidated Assets of the Company prior thereto; and nothing in this Section shall prohibit the Company or the Material Subsidiary from the sale or transfer of assets pursuant to any securitization transaction or the pledge of any assets to secure borrowings incurred in the ordinary course of business, including, without limitation, deposit liabilities, mortgage escrow funds, reverse repurchase agreements, Federal Home Loan Bank of Indianapolis advances, recourse obligations incurred in connection with the Material Subsidiary’s lending activities and letters of credit.

SECTION 3.3 Liens. For so long as any of the Notes are Outstanding, the Company will not, nor will the Company permit the Material Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would not continue to own at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary. Notwithstanding the foregoing, this Section shall not apply to any:

(a) pledge, encumbrance or lien upon any such shares of Voting Stock to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such shares of Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(b) lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) which secure obligations of less than $1 million in amount;

(c) lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 60 days, (ii) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (iii) involves claims of less than $1 million; or

(d) any pledge or lien on the Voting Stock of the Material Subsidiary to secure a loan or other extension of credit by a Subsidiary subject to Section 23A of the Federal Reserve Act.

In case the Company or the Material Subsidiary shall propose to create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that Voting Stock), directly or indirectly, other than as permitted by subdivisions (a) to (d), inclusive, of this Section, the Company will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, encumbrance or lien, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, encumbrance or lien of such Voting Stock. Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of encumbered and pledged property and securities and other appropriate matters which are required or permitted by the Trust Indenture Act (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the Trust Indenture Act, and may also contain such additional and mandatory provisions permitted by the Trust Indenture Act as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, encumbrance or lien.

SECTION 3.4 Compliance Certificate. (a) The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Company, commencing with the first fiscal year ending after the date hereof, so long as Notes are outstanding hereunder, an Officers’ Certificate stating that, in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any Default or Event of Default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default, the nature thereof and the action, if any, the Company intends to undertake as a result of such Default.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.5 The provisions of Section 1009 of the Indenture, subject to Sections 4.5, 4.7 and 4.8 hereof, and the provisions of Section 1010 of the Indenture will, with respect to the Notes, apply to the covenants set forth in Sections 3.2, 3.3 and 3.4 hereof.

ARTICLE IV

EVENTS OF DEFAULT

SECTION 4.1 Article Five of the Indenture is, with respect to the Notes, superseded in its entirety by the provisions of this Article IV. References in the Indenture to Sections 501(d), (f), (g) and (h) of the Indenture will, with respect to the Notes, be deemed to refer to Sections 4.2(c), (d), (e) and (e) hereof, respectively. References in the Indenture to Sections 502, 513 or 514 of the Indenture will, with respect to the Notes, be deemed to refer to Sections 4.3, 4.5 and 4.12 hereof, respectively.

SECTION 4.2 Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment of any installment of interest on any of the Notes as and when the same shall become due and payable, and such default continues for a period of 30 days;

(b) the Company defaults in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

(c) the Company fails to perform any other covenant or agreement on the part of the Company contained in the Notes or in the Indenture, as supplemented by this Second Indenture Supplement, and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or the Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or the Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Material Subsidiary, or the filing by the Company or the Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or the Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or of any substantial part of its property, or the making by the Company or the Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or the Material Subsidiary in furtherance of any such action; or

(f) the Company shall default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such Indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such Indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such Indebtedness having been discharged or, in the case of clause (ii), without such Indebtedness having been discharged or such acceleration having been rescinded or annulled.

Upon becoming aware of any Event of Default, the Company shall promptly deliver to the Trustee a written statement specifying such Event of Default.

SECTION 4.3 Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare the principal amount of all the Notes and interest accrued thereon to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders of the outstanding Notes). Holders of the Notes may not enforce the Indenture, as supplemented by this Second Indenture Supplement, or the Notes except as provided in the Indenture, as supplemented by this Second Indenture Supplement. Subject to Section 4.7 and Sections 601(c)(4) and 607 of the Indenture, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. Except in the case of a default or event of default in payment of principal of and interest on any Note, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default in accordance with Section 602 of the Indenture. The Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

In case the Trustee shall have proceeded to enforce any right under the Indenture, as supplemented by this Second Indenture Supplement, and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

SECTION 4.4 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture, as supplemented by this Second Indenture Supplement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 4.5 Waiver of Defaults. Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of and interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, as supplemented by this Second Indenture Supplement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.6 Control by Majority. Holders of a majority in principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, as supplemented by this Second Indenture Supplement, or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes not joining the giving of such direction or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with the Indenture, as supplemented by this Second Indenture Supplement, relating to any such direction.

SECTION 4.7 Limitation on Suits. A Holder of a Note may pursue a remedy with respect to the Indenture, as supplemented by this Second Indenture Supplement, or the Notes only if and subject to Section 4.8 hereof:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holders offer and provide to the Trustee security or indemnity acceptable to it against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to it; and

(e) the Holders of a majority in principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

No Holder of a Note shall have any right in any manner whatsoever by virtue of or by availing itself of any provision of the Indenture, as supplemented by this Second Indenture Supplement, to affect, disturb or prejudice the rights of any other Holder of a Note, or to obtain or seek to obtain priority over or preference to any other Holder, or to enforce any right under the Indenture, as supplemented by this Second Indenture Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

SECTION 4.8 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of the Indenture, as supplemented by this Second Indenture Supplement, the right of any Holder of a Note to receive payment of principal of, premium, if any, on, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 4.9 Collection Suit by Trustee. If an Event of Default specified in Section 4.2(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 4.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with the Indenture, as supplemented by this Second Indenture Supplement. To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with the Indenture, as supplemented by this Second Indenture Supplement, out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.11 Priorities. If the Trustee collects any money or other property pursuant to this Article IV, it shall be applied in the following order:

First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 607 of the Indenture, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 4.11.

SECTION 4.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture, as supplemented by this Second Indenture Supplement, or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 4.8 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE V

AMENDMENTS TO THE INDENTURE

The Indenture is hereby amended as follows (which provisions shall be effective upon the execution of this Second Indenture Supplement and which shall apply to any Securities issued under the Indenture on or after the date hereof):

(a) Section 113 is hereby amended to include the following paragraph:

This Indenture and the Securities and coupons, including the validity thereof, shall be governed by and construed in accordance with the laws of the State of New York. EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES.

(b) The first paragraph of Section 303 is hereby amended and restated in its entirety as follows:

The Securities shall be executed on behalf of the Company by its Chairman, Vice Chairman, its President, one of its Executive Vice Presidents or one of its Senior Vice Presidents, and attested by its Treasurer or Secretary. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer of the Company.

(c) Section 603 is hereby amended to include the following additional clauses at the end thereof:

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and

(m) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (v) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with Applicable Law. The terms of this section shall survive the satisfaction and discharge of the Securities, the termination for any reason of this Indenture, or the resignation or removal of the Trustee.

(d) The final paragraph of Section 607 is hereby amended to include the following:

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(f), (g) or (h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the satisfaction and discharge of the Securities, the termination for any reason of this Indenture, or the resignation or removal of the Trustee.

(e) The first paragraph of Section 1103 is hereby amended and restated as follows:

If less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date from the Outstanding Securities of such series having such terms not previously called for redemption, by lot by The Depository Trust Company (“DTC”), in the case of Securities represented by a global note, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Securities that are not represented by a global note.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1 Integral Part.

This Second Indenture Supplement constitutes an integral part of the Indenture with respect to the Notes.

SECTION 6.2 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Second Indenture Supplement, is in all respects hereby adopted, ratified and confirmed, and this Second Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Indenture Supplement shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 6.3 Counterparts.

This Second Indenture Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 6.4 Governing Law.

THIS SECOND INDENTURE SUPPLEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.5 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Second Indenture Supplement limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, such Trust Indenture Act provision shall control.

SECTION 6.6 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.7 Severability of Provisions.

In case any provision in this Second Indenture Supplement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.8 Successors and Assigns.

All covenants and agreements in this Second Indenture Supplement by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 6.9 Benefit of Supplemental Indenture.

Nothing in this Second Indenture Supplement, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Second Indenture Supplement.

SECTION 6.10 Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Second Indenture Supplement and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Second Indenture Supplement and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Indenture Supplement and the Trustee makes no representation with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Indenture Supplement to be duly executed as of the day and year first above written.

OLD NATIONAL BANCORP

By:	/s/ Jennifer D. Guzman
Jennifer D. Guzman
Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence Dillard
Lawrence Dillard
Vice President

EXHIBIT A-1

(Form of Global Note)

Old National Bancorp

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, AND THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY SUCH PLAN, ACCOUNT, ARRANGEMENT OR ENTITY FOR PURPOSES OF ERISA, THE CODE OR SIMILAR LAWS, AS APPLICABLE, OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

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THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP 680033 AC1

4.125% Senior Notes due 2024

No.	$

Old National Bancorp

promises to pay to Cede & Co. or registered assigns, the principal sum of          dollars, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with Section 2.1(b) of the within-mentioned Second Indenture Supplement, on August 15, 2024.

Interest Payment Dates: August 15 and February 15

Record Dates: August 1 and February 1

OLD NATIONAL BANCORP

By:
Name:
Title:

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This represents Notes of Old National Bancorp

referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:	Dated:
Name:
Title:

A-1-3

(Reverse of Note)

4.125% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Old National Bancorp (the “Company”), an Indiana corporation, promises to pay interest on the principal amount of this Note at 4.125% per annum from August 15, 2014 until maturity. The Company shall pay interest semi-annually on August 15 and February 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2015. Interest will be computed on the basis of a 360-day year of twelve 30-day months and interest for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

2. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the August 1 or February 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.5 of the Second Indenture Supplement (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent (which may be the Company), or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders or by wire transfer of immediately available funds to the accounts specified by the Holder thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Security Registrar. Initially, The Bank of New York Mellon, National Association, the Trustee (“Trustee”) under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued this Note under an Indenture dated as of July 23, 1997, as amended and supplemented by a Second Indenture Supplement dated as of August 15, 2014 (the “Second Indenture Supplement”) and as otherwise amended or supplemented from time to time (collectively, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are unsecured obligations of the Company.

5. No Sinking Fund; No Redemption. The Notes are not subject to redemption by the Company prior to the Stated Maturity Date or to repayment at the option of the Holder before that date, and are not entitled to any sinking fund.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

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7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, and compliance by the Company with certain provisions of the Indenture and any past default under the Indenture (except a default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of each Holder affected) may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

9. Defaults and Remedies. An “Event of Default” occurs if: (i) the Company defaults in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default continues for a period of 30 days; (ii) the Company defaults in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable either at maturity, by declaration of acceleration or otherwise; (iii) the Company fails to perform any other covenant or agreement on the part of the Company contained in the Notes or in the Indenture and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” under the Indenture and demanding that the Company remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding; (iv) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or the Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or the Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (v) the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Material Subsidiary, or the filing by the Company or the Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or the Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or of any substantial part of its property, or the making by the Company or the Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or the Material Subsidiary in furtherance of any such action; or (vi) the Company shall default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such Indebtedness now exists or is created or incurred in the future, which default (a) constitutes a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period or (b) results in such Indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (a), such Indebtedness having been discharged or, in the case of clause (b), without such Indebtedness having been discharged or such acceleration having been rescinded or annulled. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the

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Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes.

10. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

11. Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in United States dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the Outstanding Notes on the Stated Maturity.

12. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Note.

13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

16. Available Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Attention: Chief Legal Officer

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17. Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

18. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Social Security or Tax Identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                   to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:                                          (Sign

exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A-2

(Form of Definitive Note)

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, AND THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY SUCH PLAN, ACCOUNT, ARRANGEMENT OR ENTITY FOR PURPOSES OF ERISA, THE CODE OR SIMILAR LAWS, AS APPLICABLE, OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP 680033 AC1

4.125% Senior Notes due 2024

No.

$

Old National Bancorp

promises to pay to Cede & Co. or registered assigns, the principal sum of          dollars on                     .

Interest Payment Dates: August 15 and February 15

Record Dates: August 1 and February 1

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OLD NATIONAL BANCORP

By:
Name:
Title:

By:
Name:
Title:

This represents one of the Notes of Old National Bancorp

referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, NATIONAL ASSOCIATION,

as Trustee

By:	Dated:
Name:
Title:

[FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]

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